UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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☐           Soliciting Material Under Rule 14a-12

EMS TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

MMI INVESTMENTS, L.P. MMI PLUS, L.P. MCM CAPITAL MANAGEMENT, LLC CLAY B. LIFFLANDER JEROME J. LANDE THEODORE E. MARTIN SAMME L. THOMPSON CARROLL R. WETZEL, JR.
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MMI Investments, L.P., together with the other Participants named herein (collectively, “MMI Investments”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2011 annual meeting of stockholders (the “Annual Meeting”) of EMS Technologies, Inc., a Georgia corporation (the “Company”).  MMI Investments has made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1:  On March 28, 2011, MMI Investments issued the following press release:

Investor Contact:
Mark Harnett
MacKenzie Partners, Inc.
(212) 929-5877

MMI INVESTMENTS, L.P. FILES DEFINITIVE PROXY STATEMENT
AND ISSUES LETTER TO EMS TECHNOLOGIES SHAREHOLDERS

Urges Shareholders to Vote the GOLD Proxy Card FOR the Election of its
Four Highly Qualified Director Nominees

NEW YORK, NY, March 28, 2011 - MMI Investments, L.P. today announced that it has filed a definitive proxy statement with the Securities and Exchange Commission and issued a letter to shareholders of EMS Technologies, Inc. (NASDAQ: ELMG) in connection with the Company’s 2011 annual meeting of shareholders scheduled for May 12, 2011.

The full text of the letter follows:

ELECT MMI’S SUPERIOR DIRECTOR NOMINEES TO BRING SHAREHOLDER
ALIGNMENT AND STRATEGIC CREDENTIALS TO THE EMS BOARD

VOTE YOUR GOLD PROXY CARD TODAY

Dear Fellow EMS Shareholder:	March 28, 2011

MMI Investments, L.P., a long-only investment fund and owner of 7.8% of the outstanding shares of EMS Technologies, Inc. (“EMS” or the “Company”), is seeking your support for change at EMS, beginning with the election of four highly qualified, independent and experienced director candidates (the “MMI Nominees”) for election to EMS’ ten-member board at the 2011 annual meeting of shareholders scheduled to be held on May 12, 2011 (the “Annual Meeting”).  The MMI Nominees are Samme L. Thompson, Theodore E. Martin, Carroll R. Wetzel, Jr. and Jerome J. Lande.  We are soliciting proxies on the GOLD proxy card to elect not only the four MMI Nominees, but also the candidates who have been nominated by EMS other than John B. Mowell, Norman E. Thagard, Bradford W. Parkinson and Hermann Buerger.

CHANGE IS NEEDED AT EMS

EMS stock has underperformed its peers and major indices over the short and long-term.

As of March 22, 2011, the Company’s cumulative total return has underperformed the cumulative total return of the Russell 2000® Index over an eighteen month, two year, three year, four year, five year and ten year time horizon.  The underperformance of the Company’s shares averaged a stunning -47.6% over those periods.  The Company’s cumulative total return has also underperformed the S&P Aerospace & Defense Select Index over each of those periods.  The underperformance of the Company’s shares vs. the S&P Aerospace & Defense Select Index averaged -76.7%.

The Board’s Claim:	“Since we began making the changes in 2009 and 2010, EMS has outperformed its peers and the broader market . . .”

The Reality:
The Board’s measurement period conveniently begins 16 months ago – exactly after EMS lost its largest contract, reported disastrous earnings and lowered its full-year EPS forecast by 35% (with only 9 weeks left in the year), causing the stock to plummet 40%.  In fact, EMS stock is roughly unchanged from 18 months ago and lags both the Russell 2000® Index and the S&P Aerospace & Defense Select Index by over 35% over this period.

EMS operations have been weak and erratic.

EMS’ margins have consistently lagged its peers in its various businesses.  While we believe mismanagement has been a major contributor to this poor performance, EMS’ lack of scale (particularly when compared to its larger competitors) has been a key obstacle as well and is a principal reason we believe EMS’ value may be best realized through the pursuit of all strategic alternatives, including the potential sale of the Company, in whole or in parts.  EMS has fallen short of its initial annual earnings guidance six times in the last ten years, missing the mid-point of its annual guidance by an average of over 26% in those years.  Earnings fell short of the mid-point by more than 20% in five of these six times, and by more than 35% twice.

The Board’s Claim:	“We recently announced record 2010 revenues and profits . . .”

The Reality:
2010 Adjusted EPS is the lowest it has been in four years.  2010 revenue was approximately 10% below 2008 levels (adjusted for acquisitions based on our estimates using Company disclosure) and 18% below expected levels in 2009 (from guidance issued in March 2009).  2010 Adjusted EBITDA was approximately 13% below 2008 levels (adjusted for acquisitions based on our estimates using Company disclosure) and 23% below 2009 guidance.  Earlier this month EMS released 2011 revenue and Adjusted EBITDA guidance which, even if achieved, would only get back to the aforementioned 2008 levels and would still be well below 2009 guidance.

The Board’s Claim:
“MMI’s proposals do not take into consideration our company’s positive momentum resulting from the strategic realignment of our business units and other actions taken in 2009 and 2010 to drive growth and efficiency.”

The Reality:
2010 revenue actually DECLINED 1% from 2009.  EMS’ core operations (everything excluding LXE) revenue and Adjusted EBITDA BOTH DECLINED in 2010, by 15% and 26%, respectively.  2010 recovery in total Adjusted EBITDA was driven entirely by the LXE segment, which like many capital goods suppliers to warehouses and ports has benefited from a robust cyclical recovery from its collapse during the recession.

We believe the EMS Board should be held accountable for this poor performance as well as for failing to actively engage with potential acquirers.

The EMS Board has a long track record of failing to attract and retain qualified executives, in its acquisition program and in seriously evaluating strategic alternatives to maximize shareholder value.  Since 2001, EMS has had four different CEOs, including current CEO Neil MacKay, an 18-year veteran of the Company who was repeatedly passed over for the CEO position before being promoted at age 68.  Dr. MacKay was promoted to CEO 16 months ago following the aforementioned earnings disaster, which we note he presided over as COO.  Notably, during this entire period, EMS has had the same Chairman, Jack Mowell, who has served on the Board for 27 years and whom we seek to replace.  Since 2008, EMS has spent over $130 million on acquisitions while still reporting less in operating income and adjusted EPS in 2010 than in 2007.  At the same time, while the Board has been burning money on acquisitions that have not generated earnings growth, it has failed to pursue numerous inquiries from strategic and financial buyers interested in acquiring EMS or its subsidiaries at a substantial premium to their current value.  We strongly believe that a sale of EMS may be the best means to maximize shareholder value, but we know for a certainty that the Board has a responsibility to seriously explore such inquiries, consistent with their fiduciary duties to shareholders.

The Board’s Claim:	“Our Board nominees are truly accomplished executives and experts in their fields, and they are fully committed to acting in your best interests.”

The Reality:
Despite their seven-year average tenure, as of March 1, 2011, the entire EMS Board collectively owned outright less than 0.8% of the outstanding shares, or roughly one-tenth the amount owned by the MMI group (counting shares owned directly as opposed to Company-granted shares issuable upon the exercise of stock options and represented by deferred share units).  Ask yourself, what level of commitment does that demonstrate, and might it be the reason the Board has been unresponsive to inbound interest in acquiring EMS and profligate with acquisitions that have not generated earnings growth?  The Board’s interests are not aligned with those of EMS shareholders.

THE MMI NOMINEES HAVE A TRACK RECORD OF VALUE CREATION AND WILL PROVIDE THE SHAREHOLDER ALIGNMENT, OPERATIONAL ACUMEN AND STRATEGY EXPERTISE THAT THE BOARD LACKS

The EMS track record of weakness in operational performance, corporate development, strategy and shareholder value creation in our opinion reflects the shortcomings of the current Board, half of whom spent their careers principally in academia or government.  For this reason, the MMI Nominees were carefully selected for their expertise and success in aerospace & wireless communications operations, strategic planning, corporate development and shareholder value maximization.  The MMI Nominees are independent, committed only to the maximization of shareholder value and far more accomplished in our view than the incumbent directors we oppose.  They are:

Samme L. Thompson – Former Senior Vice President, Global Strategy and Corporate Business Development, of Motorola Corporation; Former Manager and Director, Corporate Strategy, of AT&T Information Systems; Member of the Board: American Tower Corporation (NYSE: AMT), a leading wireless and broadcast communications infrastructure company, and USA Mobility, Inc. (Nasdaq: USMO), a leading provider of reliable and affordable wireless communications solutions;

Theodore E. Martin – Former CEO of Barnes Group Inc. (NYSE: B), a $1 billion manufacturer and distributor of componentry for aerospace and industrial markets; Member of the Board: Ingersoll-Rand plc (NYSE: IR), a global diversified manufacturing company, and C. R. Bard Corporation (NYSE: BCR), a leading multi-national medical products company;

Carroll R. Wetzel, Jr. – Former Co-Head of the M&A Group of Chase Manhattan Bank; Member of the Board: Exide Technologies (Nasdaq: XIDE), a leading manufacturer of batteries for transportation and industrial markets, and PHH Corporation (NYSE: PHH), a leading provider of mortgage and fleet management services. Former Non-Executive Chairman of the Board of Safety Components International, Inc. (formerly Nasdaq: SAFY); Former Vice Chairman and Lead Independent Director of Arch Wireless, Inc. (formerly Nasdaq: AWIN); and

Jerome J. Lande – Partner of MCM Capital Management, LLC, the general partner of MMI Investments, L.P., the third largest shareholder of EMS and a deep-value, small-cap investment fund where Mr. Lande is responsible for all areas of portfolio management; Former Corporate Development Officer of Key Components, Inc., a global diversified industrial manufacturer (formerly an SEC reporting company) that was acquired by Actuant Corporation (NYSE: ATU).

WE BELIEVE THE RIGHT LEADERSHIP CAN VASTLY IMPROVE EMS SHAREHOLDER VALUE

In December 2010, EMS released five-year financial goals for 2010-2014 compound annual growth in revenue and Adjusted EBITDA of 15% and 17.5%, at their respective midpoints.  We note that in 2010, EMS fell short of both goals, with revenue growth actually negative, despite the aforementioned 2009 weakness.  Earlier this month, EMS released 2011 guidance which fails to meet these goals by 25% on revenue and 35% on Adjusted EBITDA.  At no time in the last three years has EMS performed at the level of these financial goals on an organic basis (based on our estimates using Company disclosure).  In fact, EMS’ organic compound annual growth rates from 2008 through 2011 (giving EMS the benefit of 2011 guidance) are 0% for revenue and -1% for Adjusted EBITDA.

We believe that this long-term underperformance demonstrates that EMS has remained on the wrong track strategically for a very long time, too often letting legacy technology drive strategy rather than customer needs.  Unfortunately, the Company’s “Strategic Realignment” around Global Resource Management and Aero Connectivity appears to be more of the same.  We believe this consistent strategic weakness is a key contributor to EMS’ continued undervaluation relative to its peers, and is unlikely to change unless EMS’ Board is reconstituted.  We are highly confident that the MMI Nominees can improve upon the incumbent Board’s performance, but we also believe that shareholder value will likely be maximized through an exploration of strategic alternatives because of EMS’ lack of scale relative to competitors, highly and increasingly competitive industry and the presently robust M&A environment, particularly in aerospace & defense electronics.

Because EMS has consistently failed to meet its goals we believe that the most important question for the Board in considering how to maximize shareholder value is what risk adjustment they apply to management’s long-term goals.  We note that if one assumes a range of achievement of 50% to 75% of management’s growth targets (still far in excess of historical organic growth rates), a conservative net present value analysis (using the Company’s current LTM EBITDA multiple and its weighted average cost of capital according to Bloomberg, L.P.) yields a current range of values for EMS stock of $23 to $26 per share.  If one assumes instead that the Company achieves the aforementioned compound annual organic growth rates from 2008 through 2011 this net present value is only $17.  By contrast, we believe the value achievable by EMS in a sale on the basis of comparable historical transactions is $27 to $29 TODAY, AND WITHOUT OPERATIONAL RISK.

DO NOT BE FOOLED BY THE STATUS QUO LABELED AS CHANGE – ACT NOW

The EMS Board has labeled our efforts in this election contest as “potentially destructive” and “short-sighted” – a criticism we find ironic given that their self-serving measure of historical performance only begins 16 months ago, after their last period of significant value destruction.  The Chairman and CEO have been with EMS for 27 years and 18 years, respectively, and would have you ignore the persistent failures the Company has endured during their tenure.  We believe that if one can achieve a higher value in a shorter timeframe on a less risky basis than a lower value over a longer timeframe with significantly more risk, the choice should be obvious.  Nonetheless, this eludes EMS’ Board, which has failed to engage with serious potential acquirers willing to pay a premium for the Company or its subsidiaries.  We believe shareholders deserve better.

We greatly appreciate the tremendous outpouring of support we have received from our fellow shareholders and strongly urge all shareholders to support the MMI Nominees and change at EMS by signing, dating and returning the enclosed GOLD proxy card today.

Sincerely,

MMI Investments, L.P.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of MMI’s proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers or email listed below.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
CALL TOLL FREE (800) 322-2885

Item 2:  On March 28, 2011, MMI Investments delivered the following letter to shareholders:

ELECT MMI’S SUPERIOR DIRECTOR NOMINEES TO BRING SHAREHOLDER
ALIGNMENT AND STRATEGIC CREDENTIALS TO THE EMS BOARD

VOTE YOUR GOLD PROXY CARD TODAY

Dear Fellow EMS Shareholder:	March 28, 2011

MMI Investments, L.P., a long-only investment fund and owner of 7.8% of the outstanding shares of EMS Technologies, Inc. (“EMS” or the “Company”), is seeking your support for change at EMS, beginning with the election of four highly qualified, independent and experienced director candidates (the “MMI Nominees”) for election to EMS’ ten-member board at the 2011 annual meeting of shareholders scheduled to be held on May 12, 2011 (the “Annual Meeting”).  The MMI Nominees are Samme L. Thompson, Theodore E. Martin, Carroll R. Wetzel, Jr. and Jerome J. Lande.  We are soliciting proxies on the GOLD proxy card to elect not only the four MMI Nominees, but also the candidates who have been nominated by EMS other than John B. Mowell, Norman E. Thagard, Bradford W. Parkinson and Hermann Buerger.

CHANGE IS NEEDED AT EMS

EMS stock has underperformed its peers and major indices over the short and long-term.

As of March 22, 2011, the Company’s cumulative total return has underperformed the cumulative total return of the Russell 2000® Index over an eighteen month, two year, three year, four year, five year and ten year time horizon.  The underperformance of the Company’s shares averaged a stunning -47.6% over those periods.  The Company’s cumulative total return has also underperformed the S&P Aerospace & Defense Select Index over each of those periods.  The underperformance of the Company’s shares vs. the S&P Aerospace & Defense Select Index averaged -76.7%.

The Board’s Claim:	“Since we began making the changes in 2009 and 2010, EMS has outperformed its peers and the broader market . . .”

The Reality:
The Board’s measurement period conveniently begins 16 months ago – exactly after EMS lost its largest contract, reported disastrous earnings and lowered its full-year EPS forecast by 35% (with only 9 weeks left in the year), causing the stock to plummet 40%.  In fact, EMS stock is roughly unchanged from 18 months ago and lags both the Russell 2000® Index and the S&P Aerospace & Defense Select Index by over 35% over this period.

EMS operations have been weak and erratic.

EMS’ margins have consistently lagged its peers in its various businesses.  While we believe mismanagement has been a major contributor to this poor performance, EMS’ lack of scale (particularly when compared to its larger competitors) has been a key obstacle as well and is a principal reason we believe EMS’ value may be best realized through the pursuit of all strategic alternatives, including the potential sale of the Company, in whole or in parts.  EMS has fallen short of its initial annual earnings guidance six times in the last ten years, missing the mid-point of its annual guidance by an average of over 26% in those years.  Earnings fell short of the mid-point by more than 20% in five of these six times, and by more than 35% twice.

The Board’s Claim:	“We recently announced record 2010 revenues and profits . . .”

The Reality:
2010 Adjusted EPS is the lowest it has been in four years.  2010 revenue was approximately 10% below 2008 levels (adjusted for acquisitions based on our estimates using Company disclosure) and 18% below expected levels in 2009 (from guidance issued in March 2009).  2010 Adjusted EBITDA was approximately 13% below 2008 levels (adjusted for acquisitions based on our estimates using Company disclosure) and 23% below 2009 guidance.  Earlier this month EMS released 2011 revenue and Adjusted EBITDA guidance which, even if achieved, would only get back to the aforementioned 2008 levels and would still be well below 2009 guidance.

The Board’s Claim:
“MMI’s proposals do not take into consideration our company’s positive momentum resulting from the strategic realignment of our business units and other actions taken in 2009 and 2010 to drive growth and efficiency.”

The Reality:
2010 revenue actually DECLINED 1% from 2009.  EMS’ core operations (everything excluding LXE) revenue and Adjusted EBITDA BOTH DECLINED in 2010, by 15% and 26%, respectively.  2010 recovery in total Adjusted EBITDA was driven entirely by the LXE segment, which like many capital goods suppliers to warehouses and ports has benefited from a robust cyclical recovery from its collapse during the recession.

We believe the EMS Board should be held accountable for this poor performance as well as for failing to actively engage with potential acquirers.

The EMS Board has a long track record of failing to attract and retain qualified executives, in its acquisition program and in seriously evaluating strategic alternatives to maximize shareholder value.  Since 2001, EMS has had four different CEOs, including current CEO Neil MacKay, an 18-year veteran of the Company who was repeatedly passed over for the CEO position before being promoted at age 68.  Dr. MacKay was promoted to CEO 16 months ago following the aforementioned earnings disaster, which we note he presided over as COO.  Notably, during this entire period, EMS has had the same Chairman, Jack Mowell, who has served on the Board for 27 years and whom we seek to replace.  Since 2008, EMS has spent over $130 million on acquisitions while still reporting less in operating income and adjusted EPS in 2010 than in 2007.  At the same time, while the Board has been burning money on acquisitions that have not generated earnings growth, it has failed to pursue numerous inquiries from strategic and financial buyers interested in acquiring EMS or its subsidiaries at a substantial premium to their current value.  We strongly believe that a sale of EMS may be the best means to maximize shareholder value, but we know for a certainty that the Board has a responsibility to seriously explore such inquiries, consistent with their fiduciary duties to shareholders.

The Board’s Claim:	“Our Board nominees are truly accomplished executives and experts in their fields, and they are fully committed to acting in your best interests.”

The Reality:
Despite their seven-year average tenure, as of March 1, 2011, the entire EMS Board collectively owned outright less than 0.8% of the outstanding shares, or roughly one-tenth the amount owned by the MMI group (counting shares owned directly as opposed to Company-granted shares issuable upon the exercise of stock options and represented by deferred share units).  Ask yourself, what level of commitment does that demonstrate, and might it be the reason the Board has been unresponsive to inbound interest in acquiring EMS and profligate with acquisitions that have not generated earnings growth?  The Board’s interests are not aligned with those of EMS shareholders.

THE MMI NOMINEES HAVE A TRACK RECORD OF VALUE CREATION AND WILL PROVIDE THE SHAREHOLDER ALIGNMENT, OPERATIONAL ACUMEN AND STRATEGY EXPERTISE THAT THE BOARD LACKS

The EMS track record of weakness in operational performance, corporate development, strategy and shareholder value creation in our opinion reflects the shortcomings of the current Board, half of whom spent their careers principally in academia or government.  For this reason, the MMI Nominees were carefully selected for their expertise and success in aerospace & wireless communications operations, strategic planning, corporate development and shareholder value maximization.  The MMI Nominees are independent, committed only to the maximization of shareholder value and far more accomplished in our view than the incumbent directors we oppose.  They are:

Samme L. Thompson – Former Senior Vice President, Global Strategy and Corporate Business Development, of Motorola Corporation; Former Manager and Director, Corporate Strategy, of AT&T Information Systems; Member of the Board: American Tower Corporation (NYSE: AMT), a leading wireless and broadcast communications infrastructure company, and USA Mobility, Inc. (Nasdaq: USMO), a leading provider of reliable and affordable wireless communications solutions;

Theodore E. Martin – Former CEO of Barnes Group Inc. (NYSE: B), a $1 billion manufacturer and distributor of componentry for aerospace and industrial markets; Member of the Board: Ingersoll-Rand plc (NYSE: IR), a global diversified manufacturing company, and C. R. Bard Corporation (NYSE: BCR), a leading multi-national medical products company;

Carroll R. Wetzel, Jr. – Former Co-Head of the M&A Group of Chase Manhattan Bank; Member of the Board: Exide Technologies (Nasdaq: XIDE), a leading manufacturer of batteries for transportation and industrial markets, and PHH Corporation (NYSE: PHH), a leading provider of mortgage and fleet management services. Former Non-Executive Chairman of the Board of Safety Components International, Inc. (formerly Nasdaq: SAFY); Former Vice Chairman and Lead Independent Director of Arch Wireless, Inc. (formerly Nasdaq: AWIN); and

Jerome J. Lande – Partner of MCM Capital Management, LLC, the general partner of MMI Investments, L.P., the third largest shareholder of EMS and a deep-value, small-cap investment fund where Mr. Lande is responsible for all areas of portfolio management; Former Corporate Development Officer of Key Components, Inc., a global diversified industrial manufacturer (formerly an SEC reporting company) that was acquired by Actuant Corporation (NYSE: ATU).

WE BELIEVE THE RIGHT LEADERSHIP CAN VASTLY IMPROVE EMS SHAREHOLDER VALUE

In December 2010, EMS released five-year financial goals for 2010-2014 compound annual growth in revenue and Adjusted EBITDA of 15% and 17.5%, at their respective midpoints.  We note that in 2010, EMS fell short of both goals, with revenue growth actually negative, despite the aforementioned 2009 weakness.  Earlier this month, EMS released 2011 guidance which fails to meet these goals by 25% on revenue and 35% on Adjusted EBITDA.  At no time in the last three years has EMS performed at the level of these financial goals on an organic basis (based on our estimates using Company disclosure).  In fact, EMS’ organic compound annual growth rates from 2008 through 2011 (giving EMS the benefit of 2011 guidance) are 0% for revenue and -1% for Adjusted EBITDA.

We believe that this long-term underperformance demonstrates that EMS has remained on the wrong track strategically for a very long time, too often letting legacy technology drive strategy rather than customer needs.  Unfortunately, the Company’s “Strategic Realignment” around Global Resource Management and Aero Connectivity appears to be more of the same.  We believe this consistent strategic weakness is a key contributor to EMS’ continued undervaluation relative to its peers, and is unlikely to change unless EMS’ Board is reconstituted.  We are highly confident that the MMI Nominees can improve upon the incumbent Board’s performance, but we also believe that shareholder value will likely be maximized through an exploration of strategic alternatives because of EMS’ lack of scale relative to competitors, highly and increasingly competitive industry and the presently robust M&A environment, particularly in aerospace & defense electronics.

Because EMS has consistently failed to meet its goals we believe that the most important question for the Board in considering how to maximize shareholder value is what risk adjustment they apply to management’s long-term goals.  We note that if one assumes a range of achievement of 50% to 75% of management’s growth targets (still far in excess of historical organic growth rates), a conservative net present value analysis (using the Company’s current LTM EBITDA multiple and its weighted average cost of capital according to Bloomberg, L.P.) yields a current range of values for EMS stock of $23 to $26 per share.  If one assumes instead that the Company achieves the aforementioned compound annual organic growth rates from 2008 through 2011 this net present value is only $17.  By contrast, we believe the value achievable by EMS in a sale on the basis of comparable historical transactions is $27 to $29 TODAY, AND WITHOUT OPERATIONAL RISK.

DO NOT BE FOOLED BY THE STATUS QUO LABELED AS CHANGE – ACT NOW

The EMS Board has labeled our efforts in this election contest as “potentially destructive” and “short-sighted” – a criticism we find ironic given that their self-serving measure of historical performance only begins 16 months ago, after their last period of significant value destruction.  The Chairman and CEO have been with EMS for 27 years and 18 years, respectively, and would have you ignore the persistent failures the Company has endured during their tenure.  We believe that if one can achieve a higher value in a shorter timeframe on a less risky basis than a lower value over a longer timeframe with significantly more risk, the choice should be obvious.  Nonetheless, this eludes EMS’ Board, which has failed to engage with serious potential acquirers willing to pay a premium for the Company or its subsidiaries.  We believe shareholders deserve better.

We greatly appreciate the tremendous outpouring of support we have received from our fellow shareholders and strongly urge all shareholders to support the MMI Nominees and change at EMS by signing, dating and returning the enclosed GOLD proxy card today.

Sincerely,

MMI Investments, L.P.

If you have any questions, require assistance in voting your GOLD proxy card, or need additional copies of MMI’s proxy materials, please call
MacKenzie Partners, Inc. at the phone numbers or email listed below.
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
proxy@mackenziepartners.com
CALL TOLL FREE (800) 322-2885